UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant

☒

Filed by a Party other than the Registrant

☐

Check the appropriate box:

☐

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐

Definitive Proxy Statement

☒

Definitive Additional Materials

☐

Soliciting Material Pursuant to §240.14a-12

ARI NETWORK SERVICES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ARI NETWORK SERVICES, INC.

Supplement to

Proxy Statement dated November 26, 2014

This supplement to ARI Network Services, Inc.’s (the “Company”) proxy statement filed on Schedule 14A with the Securities and Exchange Commission on November 26, 2014 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders scheduled for January 6, 2015 is being filed to correct certain information in the Summary Compensation Table provided beginning on page 11 of the Proxy Statement.  Due to an administrative error, the Summary Compensation Table misreported certain fiscal 2014 stock award, option award, non-equity incentive plan and total compensation amounts for the Company’s named executive officers.  The Summary Compensation Table included in Part III, Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014 contained the correct amounts.

The corrected Summary Compensation Table is set forth below, along with the unrevised footnotes to the table for the sake of completeness.  This supplement does not revise or update any other information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement.  From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

______________________

Summary Compensation Table

						Non-Equity
						Incentive
						Plan	All Other
	Fiscal			Stock	Option	Compensa-	Compensa-
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	tion (4)	tion (5)	Total
Roy W. Olivier,	2014	$310,000	$—	$57,889	$194,771	$99,775	$6,076	$668,511
President and Chief Executive Officer	2013	285,000	$40,000	$22,500	$—	117,188	6,404	471,092

William A. Nurthen (6),	2014	$151,442	$10,000	$—	$146,644	$46,333	$2,423	$357,843
Chief Financial Officer, Treasurer and Secretary

Marvin A. Berg III,	2014	$190,000	$—	$14,336	$—	$48,437	$4,362	$257,135
Vice President of Operations	2013	180,000	—	—	—	28,125	3,737	211,862

(1)

Fiscal 2014 amount represents a sign on bonus paid to Mr. Nurthen in November 2013.

(2)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.   Amounts shown for fiscal 2014 represent restricted stock awards earned under the 2013 LTEB plan, but granted in fiscal 2014.  The assumptions used to determine these values are described in “Stock-Based Compensation,” Note 10 to the Consolidated Statements.

(3)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions. The assumptions used to determine these values are described in “Stock-Based Compensation,” Note 10 to the Consolidated Statements.

(4)

Amounts shown for fiscal 2013 represent annual incentive payments in cash and common stock earned during fiscal 2013.  Amounts shown for fiscal 2014 represent annual incentive payments and payments made under the LTEB plan in cash to cover taxes on awards earned during fiscal 2013 and fiscal 2014, respectively as follows:  Mr. Olivier—$68,600, $57,889, and $25,156; Mr. Nurthen—$46,333, $0 and $6,133; and Mr. Berg—$41,175, $14,338 and $6,161.

(5)

Amounts represent a Company match under the Company’s 401(k) plan.

(6)

William A. Nurthen commenced employment with the Company effective November 29, 2013.

______________________

The date of this Proxy Statement Supplement is December 8, 2014.